UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1 Par Value	MTOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2020, at the 2020 Annual Meeting of Shareholders, the shareholders of Meritor, Inc. (the “Company”) approved the adoption by the Board of Directors of the 2020 Long-Term Incentive Plan (the “2020 LTIP”). The purpose of the 2020 LTIP is to enhance shareholder value by linking the compensation of directors, officers and key employees to increases in the price of Company stock and achievement of other performance objectives, and to encourage ownership in the Company by key employees whose long-term employment is considered essential to the Company’s continued progress and success. The 2020 LTIP is also intended to assist in the recruitment of new employees and to motivate, retain and encourage such personnel to act in the interest of the Company’s shareholders and share in the Company’s success. The 2020 LTIP provides for grants in the form of stock options, stock appreciation rights, stock awards (including restricted shares and restricted share units), other stock-based awards and cash awards. The number of shares issued under the 2020 LTIP may not exceed the sum of (i) 4,100,000 shares and (ii) any shares under the Company’s 2010 Long-Term Incentive Plan subject to awards that, after the effective date of the 2020 LTIP, are forfeited, terminated or lapsed. The 2020 LTIP is administered by the Compensation and Management Development Committee of the Board with respect to awards to employees and by the Corporate Governance and Nominating Committee of the Board with respect to awards to directors.

For further information on the terms of potential awards and the other provisions of the 2020 LTIP, including the effects of termination of employment and change of control of the Company, see the text of the 2020 LTIP, which is filed as Appendix B to the Company’s definitive proxy statement for the 2020 Annual Meeting of Shareholders and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2020, at the 2020 Annual Meeting of Shareholders, the shareholders of the Company also approved amendments to the Company’s Amended and Restated Articles of Incorporation to (i) provide for the phased-in declassification of the Board of Directors culminating in the annual election of all directors in 2023 and (ii) provide shareholders with the ability to amend the Company’s Amended and Restated By-Laws. Following the effectiveness of such amendments, the Board made corresponding amendments to the Company’s Amended and Restated By-Laws. All of the foregoing amendments were effective as of January 23, 2020.

The text of the amendments to the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws are attached hereto as Exhibits 3-a and 3-b, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting of Shareholders on January 23, 2020. At the meeting, the following matters were voted on and received the number of votes in favor, votes withheld or against, abstentions (if applicable) and broker non-votes as set forth below:

(i)	Election of directors: The following individuals were elected to the Board of Directors, with terms expiring at the Annual Meeting of Shareholders in 2023. Voting results were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Steven Beringhause	66,842,913	293,911	3,776,715
Rhonda L. Brooks	65,003,237	2,133,587	3,776,715
Jeffrey A. Craig	66,472,169	664,655	3,776,715

(ii)	Approval of executive compensation: The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s definitive proxy statement for the 2020 Annual Meeting of Shareholders. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
66,237,459	781,815	117,550	3,776,715

(iii)	Appointment of auditors: The shareholders approved the ratification of the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as the Company’s auditors. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
69,756,080	1,105,840	51,619	N/A

(iv)	Board declassification: The shareholders approved the Company’s proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify its Board of Directors. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
66,831,648	153,784	151,392	3,776,715

(v)	Shareholder by-law access: The shareholders approved the Company’s proposal to amend the Company’s Amended and Restated Articles of Incorporation to allow shareholders to amend its Amended and Restated By-Laws. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
66,916,585	115,296	104,943	3,776,715

(vi)	2020 Long-Term Incentive Plan: The shareholders approved the 2020 LTIP. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
63,857,619	3,185,954	93,251	3,776,715

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3-a	Text of the amendments to the Company’s Amended and Restated Articles of Incorporation.
3-b	Text of the amendments to the Company’s Amended and Restated By-Laws.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: January 28, 2020	By:	/s/ Scott M. Confer
Scott M. Confer
Interim Chief Legal Officer and Corporate
Secretary